ADMA Biologics Provides Corporate Timeline and Activities Update to Stockholders

RAMSEY, N.J. and BOCA RATON, FL. - June 27, 2017 - ADMA Biologics, Inc. (NASDAQ:ADMA), a late-stage biopharmaceutical company that develops, manufactures and commercializes specialty plasma-based biologics for the proposed treatment of immune deficiencies and prevention of certain infectious diseases, announced today that is has provided a corporate timeline and activities update to Stockholders. The communication is provided below:

Dear Stockholders:

On behalf of the Board of Directors, management team and all employees of ADMA Biologics, Inc. (“we,” “us,” or the “Company”), I would like to thank you for your support with respect to our recent asset acquisition from Biotest Pharmaceuticals Corporation (the “Transaction”). We believe this Transaction is transformative because having ownership of a vertically integrated biologics production plant is a rarity in our industry.

There are only a handful of these highly-specialized plasma fractionation plants in the world with approvals to market products in the U.S. and we believe that we are the only American-owned, headquartered and domiciled company with fractionation capacity. We have seen that the M&A activity in the plasma products space, for both large and small vertically integrated facilities, has continued to yield attractive valuations. Based on industry reports and the rising global demand for plasma and plasma derived biologics, we expect this trend to continue. With the closing of the Transaction, we believe that our Company has a number of value creating milestones and inflection points in the near-term, including:

•	Remediation of the FDA Warning Letter of the acquired manufacturing facility;

•	Relaunch of BIVIGAM™ in the U.S.;

•	Refiling of the BLA for RI-002, and its anticipated subsequent approval;

•	Approval of our third plasma center; and

•	Extending our cash runway.

Now that we have control over our drug substance manufacturing, and with that the ability to have a direct communication with the U.S. Food and Drug Administration (the “FDA”) as an approved manufacturer of immune globulins, we believe ADMA Biologics is a more attractive Company than we were just a year ago.

We realize that many of you have questions regarding our Company’s near- and long-term goals and objectives. Our goal is to evolve ADMA Biologics into a leading vertically integrated human protein plasma products and immune globulin manufacturer with an innovative and differentiated product portfolio that will address the unmet medical needs of patients with various forms of immune deficiencies. We now have many of the assets in place to achieve this goal. We believe a significant amount of value exists in this business model, and we have a clear strategic plan in place to unlock it.

Our top priority is to remediate the outstanding compliance issues identified at our acquired manufacturing facility and ensure that the status of the previously issued FDA Warning Letter is lifted and the objectionable status is eliminated.

As part of the Company’s preparations for closing the Transaction, we initiated discussions with the FDA’s Office of Compliance and Biologics Quality under the Center for Biologics Evaluation and Research with respect to our plans for achieving a successful remediation program. In order to quickly and efficiently complete this objective, we have engaged a leading consulting firm with extensive experience in remediating compliance and inspection issues related to quality management systems, that manages a robust team of subject matter experts in plasma derived products and biologic drugs. These consultants have been and continue to work side-by-side with our talented staff to develop and implement specific remediation strategies for each quality system in order to bring the facility into compliance with current Good Manufacturing Practices (“cGMP “). Over the past four months (prior to closing of the Transaction), we worked with our advisors to identify all of the quality system functions within our manufacturing facility which required modifications, amendments and improvements. We are now focused on implementing the appropriate changes and our consultants will assist, train and provide oversight of our plant manufacturing and testing activities as we advance towards GMP compliance. Our goal with respect to this remediation project is to be “inspection ready” in approximately 6 months. While we cannot control the FDA’s inspection and meeting schedule, we are hopeful and optimistic that through our ongoing transparent dialogue with the FDA, we can achieve these target timelines.

Additionally, we remain committed to addressing the Complete Response Letter (“CRL”) received from the FDA for our patented lead product, RI-002. As previously disclosed, we received the CRL because of existing compliance issues with certain of our vendors. With our continuing focus on remediation on all aspects of our manufacturing and of our vendors activities, we believe that these vendors have addressed their specific issues directly with the FDA. Now following the closing of the Transaction, and our team having operational control of the drug substance manufacturing, we anticipate that we will be in a position to refile the Biologics License Application (“BLA”) for RI-002 in the middle of 2018.

Concurrently, we are focused on relaunching Bivigam™(Immune Globulin Intravenous, Human), and renewing sales and marketing efforts for Nabi-HB™ (Hepatitis B Immune Globulin, Human) which are products we acquired in the Transaction. As reported in our proxy statement filed in connection with the Transaction, revenues of $76.5M were reported for calendar year 2016 from the Boca Facility, of which Bivigam™ represented approximately $50M of revenues during the same period. However, as previously disclosed, the production of Bivigam™ was voluntarily halted by the prior ownership in order to conduct appropriate facility upgrades, renovations and improvements. We are pleased to report that these upgrades have now been completed and that we are in the process of final qualification with respect to these improvements. With our continuing path towards compliance, we anticipate that our facility will be ready to begin manufacturing certain products for our Company and our clients in approximately 8 weeks.

While relaunch is important to our near-term success, we remain committed to maximizing our Company’s long-term success to becoming competitive in the market of specialty immune globulins. To that end, over the past several months, we have been working with our consultant experts to optimize the manufacturing process for immune globulin products. As you may recall, the previously issued Warning Letter for our manufacturing facility cited filter clogging during the manufacturing process for BIVIGAM™. We are pleased to report that we have identified a number of possible sources for filter clogging and we are diligently working to prioritize and resolve these various possibilities. Our preliminary data suggests that optimization of the process has produced significant improvements in the filterability of the product. We are hopeful that the institution of newly identified process controls, the setting of specific parameters for these processes during manufacturing combined with the tightening of our production specifications will bring our facility in line with FDA’s manufacturing expectations. We believe that this is an important step in the overall remediation process to lift the FDA Warning Letter status.

We continue to grow revenue through the sale of source plasma to third party customers, as well as through the sale of our newly acquired hyperimmune globulin product for Hepatitis B, Nabi-HB™. There is a broad population of patients who remain susceptible to potential Hepatitis B infection and ADMA is committed to increasing awareness and utilization of its Nabi-HB™ product to provide patients with the protection they need, as well as assist those patients who have failed conventional antiviral therapies and for whom the hyperimmune globulin may be the only available alternative.

Along with expending efforts to generate revenues for the business, ADMA management is exploring various financing options, which include potentially, refinancing its current senior debt facility, which if achieved on favorable terms, would be expected to allow ADMA to extend its current cash runway from the first quarter 2018, well into the second half of 2018 and perhaps further, depending on the timing and structuring of the loan facility.

Management is committed to the success of this acquisition and integration process. Although there can be no assurances that we can achieve our goals on the timelines described, if at all, or that our current assumptions are accurate and do not require updating, we believe that hands-on oversight and operational management will be the single most important aspect to effect the corporate cultural changes at the Boca facility that are necessary to improve operational efficiency, accountability and redefine the focus of ADMA Biologics personnel on becoming a highly valuable company. To this end, I will be moving to Boca Raton with my family in August 2017.

ADMA is committed to all of these activities because ultimately, there are patients who are counting on our Company and our products to improve medical outcomes and potentially save their lives. All of this is possible because of our Stockholders. We are grateful to you, for your continued patience and support while we work on integrating business operations and work to remediate the quality systems of our manufacturing facility. You have the ability to make a difference in the lives of so many people by investing in ADMA Biologics, and for this we deeply thank you for your confidence and support.

Sincerely,

Adam Grossman

President, CEO and Founder

About ADMA Biologics, Inc. (ADMA)

ADMA Biologics is a fully-integrated biopharmaceutical and specialty immunoglobulin manufacturing company that currently markets and develops specialty plasma-based biologics for the proposed treatment of immune deficiencies and prevention of certain infectious diseases.  ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune-compromised for medical reasons. ADMA has received U.S. Patent 9,107,906 relating to certain aspects of its product candidate. ADMA has recently announced the closing of its acquisition of certain assets from Biotest Pharmaceuticals Corporation. For more information, please visit www.admabiologics.com.

Forward-Looking Statements

This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "intend," "target,” “will," “is likely,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning our ability to develop, manufacture, and commercialize specialty plasma-based biologics for the proposed treatment of immune deficiencies and the prevention of certain infectious diseases, the success of our work with our third party vendors and the U.S. Food and Drug Administration in furtherance of and progress towards an approval of our Biologics License Application for specialty plasma-based biologics and our ability and the ability of such third parties to respond adequately or in a timely manner to the issues raised by the FDA, our ability to successfully pursue commercialization and prelaunch activities, the timeframe within which we may receive approval from the FDA for specialty plasma-based biologics, if at all, the potential of our specialty plasma-based biologics to provide meaningful clinical improvement for patients living with PIDD or other indications and our ability to realize increased prices for plasma growth in the plasma collection industry. These forward-looking statements also involve risks and uncertainties concerning the expected benefits and synergies from our transaction with Biotest Pharmaceuticals, the anticipated combined businesses, operations, products and services, and liquidity, debt refinancing and/or repayment and capital return expectations, as well as ADMA’s ability to raise capital following closing of this transaction. Actual events or results may differ materially from those described in this document due to a number of important factors. These factors include, among others, the outcome of regulatory reviews with respect to the acquired assets, the ability of ADMA to successfully integrate the acquired therapy business, operations (including manufacturing and supply operations), sales and distribution channels, business and financial systems and infrastructures, research and development, technologies, products, services and employees; and ADMA’s ability to manage the increased scale, complexity and globalization of its business, operations and employee base post-closing, among others. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results and the timing of certain events to differ materially from any future results expressed or implied by the forward-looking statements, including those risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

CONTACT: Brian Lenz

Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com